Exhibit 13.1

Certifications required by Rule 13a-14(b) or Rule 15d-14(b)

Certification

Pursuant to 18 U.S.C. §1350, the undersigned officers of Trintech Group PLC (the “Company”), hereby certify that the Company’s Annual Report on Form 20-F for the fiscal year ended January 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Cyril McGuire
CYRIL MCGUIRE
Chief Executive Officer

/s/ Joseph Seery
JOSEPH SEERY
Vice President Finance, Group

Dated: May 29, 2009

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure to this statement.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to Trintech Group PLC and will be retained by Trintech Group PLC and furnished to the Securities and Exchange Commission or its staff upon request.